SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2021

MAGYAR BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51726	20-4154978
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Somerset Street, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 342-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, $0.01 par value per share	MGYR	The Nasdaq Stock Market, LLC
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 30, 2021, Magyar Bancorp, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). The final vote results on each matter submitted to a vote of stockholders are as follows:

1.	Proposal to approve a Plan of Conversion and Reorganization, whereby Magyar Bancorp, MHC will convert and reorganize from the mutual holding company structure to the stock holding company structure:

Including Votes Cast by Magyar Bancorp, MHC:

For	Against	Abstain	Broker Non-Votes
5,321,317	7,186	1,236	0

Excluding Votes Cast by Magyar Bancorp, MHC:

For	Against	Abstain	Broker Non-Votes
2,120,867	7,186	1,236	0

2.

Proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient proxies at the time of the Special Meeting to approve the Plan of Conversion and Reorganization:

For	Against	Abstain	Broker Non-Votes
5,318,485	8,135	3,119	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGYAR BANCORP, INC.

DATE: July 1, 2021	By:	/s/ John S. Fitzgerald
John S. Fitzgerald
President and Chief Executive Officer